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                                                                    EXHIBIT 99.1

                            SEVENTH AMENDMENT TO THE
              AMENDED, RESTATED AND CONSOLIDATED CREDIT AGREEMENT



                  SEVENTH AMENDMENT dated as of April 28, 2002 (this "Amendment") with respect to the Amended, Restated and Consolidated Credit Agreement dated as of October 12, 1999 (as amended, the "Credit Agreement") by and among American Skiing Company ("American Ski") and the other borrowers party thereto (collectively, the "Borrowers"), the lenders party thereto (the "Lenders") and Fleet National Bank, N.A. (formerly known as BankBoston, N.A.), as agent (the "Agent").

                              W I T N E S S E T H:
                               - - - - - - - - - -

                  WHEREAS, pursuant to the Credit Agreement, the Lenders have made Loans and other financial accommodations to the Borrowers which remain outstanding; and

                  WHEREAS, the Borrowers have requested that the Agent and the Lenders amend the Credit Agreement as set forth herein, and the Agent and the Lenders are willing to do so, but only on the terms and conditions set forth herein;

                  NOW, THEREFORE, in consideration of the premises and for other good and valuable consideration the receipt and sufficiency of which is hereby acknowledged, the parties hereto hereby agree as follows:

                                    ARTICLE I
                                   DEFINITIONS

                  Section 1.1. Defined Terms. Unless otherwise defined herein, capitalized terms used herein have the meanings assigned in the Credit Agreement (as amended by this Amendment) and the following terms shall have the following meanings:

                  "Amendment Fee" shall have the meaning set forth in Section 6.2(b).

                  "Closing Date" shall mean the first date on which the conditions precedent specified in Article IV of this Amendment shall have been satisfied or the satisfaction thereof shall have been waived in accordance with the terms hereof.

                  "Heavenly Purchase Agreement" shall mean that certain Purchase Agreement dated as of March 25, 2002 by and among Heavenly Valley Ski & Resort Corporation, American Ski, Heavenly Corporation, VR Heavenly I, Inc., VR Heavenly II and Vail Resorts, Inc.

                  "Heavenly Transaction" shall mean the sale of all general and limited partnership interests in Heavenly Valley, Limited Partnership pursuant to the terms of the Heavenly Purchase Agreement.
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                                   ARTICLE II
                                   AMENDMENTS

                  Section 2.1. Amendments to Section 1.1 (Definitions). (a)
Section 1.1 of the Credit Agreement is hereby amended by (i) deleting the definitions of Additional Revolving Credit Advances, Applicable Base Rate, Applicable LIBOR Rate, Applicable Money Market Rate, Base Rate Loan, Base Rate Margin, Business Day, Capital Expenditure Reinvestment Amount, Consolidated Adjusted Cash Flow, Existing Revolving Credit Advances, Interest Period, LIBOR Pricing Option, LIBOR Rate, LIBOR Rate Fixing Day, LIBOR Rate Loan, LIBOR Rate Margin, Maximum Revolving Credit Amount, Money Market Loans, Money Market Rate, Participated Advances, Permitted Acquisitions, Permitted Dispositions, Permitted Non-Strategic Asset Sales, Pricing Notice, Pricing Schedule, Swing Line Commitment and (ii) inserting the following definitions in their proper alphabetical order:

                  "Available Proceeds" - See Section 4.1(c)(ii) hereof.

                  "Business Day" shall mean any day other than a Saturday, Sunday or legal holiday in which banks in Boston, Massachusetts are open for a conduct of a substantial part of their commercial banking business.

                  "Consolidated Adjusted Cash Flow" shall mean shall mean (a) Consolidated EBITDA (before any adjustments to reflect acquisitions, sales and exchanges of property during such period) for each fiscal year of American Ski and its Restricted Subsidiaries less (b) the sum of (i) the lesser of actual total Capital Expenditures or $8,000,000, less, in either case, any Available Proceeds used for Capital Expenditures pursuant to Section 4.1(c)(ii) and (ii) cash taxes paid.

                  "Consolidated EBITDA" shall mean EBITDA.

                  "Maximum Revolving Credit Amount" shall mean as of any date of determination, the lesser of (a) the applicable amount set forth below (as each such amount may be reduced from time to time pursuant to the mandatory reduction requirements of Section 4.1(c)):

         Closing Date - July 28, 2002                               $38,000,000
         July 29, 2002 - October 27, 2002                           $48,000,000
         October 28, 2002 - December 31, 2002                       $53,000,000
         January 1, 2003 - January 26, 2003                         $45,000,000
         January 27, 2003 - March 15, 2003                          $23,000,000
         March 16, 2003 - April 27, 2003                            $10,000,000
         April 28, 2003 - July 28, 2003                             $40,000,000
         July 29, 2003 - October 27, 2003                           $50,000,000
         October 28, 2003 - December 31, 2003                       $53,000,000
         January 1, 2004 - January 26, 2004                         $45,000,000
         January 27, 2004 - March 15, 2004                          $25,000,000
         March 16, 2004 - April 27, 2004                            $10,000,000
         April 28, 2004 - May 31, 2004                              $40,000,000;

         or (b) the amount to which the Maximum Revolving Credit Amount may have been reduced pursuant to Section 2.12; provided that if the obligations of the Lenders to make further Loans is terminated upon the occurrence of an Event of Default, the Maximum Revolving Credit Amount as of any date of determination thereafter shall be deemed to be $0. Notwithstanding anything to the contrary set forth above, effective as of the Vail L/C Termination Date, the Maximum Revolving Credit Amount


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         for each period set forth in clause (a) above shall be deemed to be reduced by $3,000,000.

                  "Permitted Dispositions" shall mean (a) the sale, lease or other disposition of inventory, including residential real property held for resale in the ordinary course of business, (b) dispositions of Excess Real Property in accordance with the requirement of Section 2.21 in an aggregate amount, together with amounts under clause (c) hereof, of up to $2,000,000 in any fiscal year of the Borrowers and (c) sales of developed real estate units in the ordinary course of business in an aggregate amount, together with amounts under clause (b) hereof, of up to $2,000,000 in any fiscal year of the Borrowers.

                  "Seventh Amendment" shall mean the Seventh Amendment, dated as of April 30, 2002, to the Amended, Restated and Consolidated Credit Agreement, dated as of October 12, 1999.

                  "Swing Line Commitment" shall mean $2,000,000.

                  "Vail L/C" shall mean that certain Letter of Credit in a face amount of $4,000,000, in form and substance satisfactory to the Issuing Bank, to be issued pursuant to Section 2.16 for the account of American Ski in favor of Vail Resorts, Inc.

                  "Vail L/C Termination Date" shall mean the earlier of (a) November 8, 2003 or (b) the date on which the Vail L/C is cancelled or otherwise terminated.

                  (b) Section 1.1 of the Credit Agreement is hereby further amended by inserting immediately before the period at the end of the definition of Capital Expenditures the following:

"; provided, however, that Capital Expenditures shall not include amounts paid or incurred in connection with (i) land payment due to Iron Mountain Associates in September, 2002 and (ii) land payment to Wasatch Capital in May, 2003".

                  Section 2.2. Amendment to Section 2.1 (The Revolving Credit).
Section 2.1(b) of the Credit Agreement is hereby amended by deleting the second proviso thereof and inserting in lieu thereof the following:

          "and provided, further, that during each fiscal year of the Borrowers beginning fiscal year 2003, there shall be a period of thirty (30) consecutive days which shall include April 28 of each year during which (i) the aggregate principal amount of Revolving Credit Advances outstanding shall not exceed $0 and (ii) Letter of Credit Exposure shall not exceed (x) $7,000,000 through and including the Vail L/C Termination Date and (y) thereafter, $3,000,000".

                  Section 2.3. Amendment to Section 2.2 (Making of Revolving Credit Advances). Section 2.2(a) of the Credit Agreement is hereby amended by deleting the proviso in the first sentence of said Section.


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                  Section 2.4. Amendment to Section 2.3 (Interest on Revolving
Credit Advances). Section 2.3 of the Credit Agreement is hereby amended by deleting said Section in its entirety and inserting in lieu thereof the following:

         "Section 2.3 Interest on Revolving Credit Advances. The Borrowers, jointly and severally, shall pay interest on the unpaid balance of the Revolving Credit Advances from time to time outstanding at a per annum rate equal to the Base Rate plus 4.25%; provided, that in no event shall interest accrue at a per annum rate less than 9.75%. Interest on the Revolving Credit Advances shall be payable monthly in arrears on the first day of each month.".

                  Section 2.5. Amendments to Section 2.5 (Interest on Term Loans). Section 2.5 of the Credit Agreement is hereby amended by deleting said
Section in its entirety and inserting in lieu thereof the following:

         "Section 2.5 Interest on the Term Loans. The Borrowers, jointly and severally, shall pay interest on the unpaid balance of the Term Loans from time to time outstanding at a per annum rate equal to the Base Rate plus 4.25%; provided, that in no event shall interest accrue at a per annum rate less than 9.75%. Interest on the Term Loans shall be payable monthly in arrears on the first day of each month.".

                  Section 2.6. Amendments to Section 2.6 (Election of LIBOR Pricing Options). Section 2.6 of the Credit Agreement is hereby amended by deleting said Section and inserting in lieu thereof the following:

         "Section 2.6       [Intentionally Omitted.]".

                  Section 2.7. Amendments to Section 2.9 (Fees). Section 2.9(a) of the Credit Agreement is hereby amended by deleting the phrase "at the applicable rate set forth on the Pricing Schedule" and inserting in lieu thereof the phrase "at a per annum rate equal to 0.50%".

                  Section 2.8. Amendments to Section 2.14 (Changed Circumstances). Section 2.14 of the Credit Agreement is hereby amended by deleting said Section and inserting in lieu thereof the following:

         "Section 2.14      [Intentionally Omitted.]".

                  Section 2.9. Amendments to Section 2.16 (Letters of Credit).
Section 2.16(a) of the Credit Agreement is hereby amended by deleting the amount "$5,000,000" and inserting in lieu thereof the phrase "(i) $7,000,000 through and including the Vail L/C Termination Date and (ii) thereafter, $3,000,000.".

                  Section 2.10. Amendments to Section 2.18 (Swing Line Commitment). Section 2.18 of the Credit Agreement is hereby amended by deleting the phrase "or Money Market Loans".

                  Section 2.11. Amendments to Section 2.19 (Procedure for Swing Line Borrowing; Interest on Swing Line Loans). Section 2.19 of the Credit Agreement is hereby amended by (a) deleting the phrase ", (b) whether such Swing Line Loan is requested to be a Money Market Loan or a Base Rate Loan and (c)" and inserting in lieu thereof the phrase "and (b)" and (b) by deleting the phrase "or the Money Market Rate".

                  Section 2.12. Amendments to Section 2.19 (Procedure for Swing Line Borrowing; Interest on Swing Line Loans). Section 2.19 of the Credit Agreement is hereby amended by deleting the last two sentences of said Section and inserting in lieu thereof the following:

          "The Borrowers, jointly and severally, shall pay interest on the unpaid balance of the Swing Line Loans from time to time outstanding at a per annum rate equal to the Base Rate plus 4.25%; provided, that in no event shall interest accrue at a per annum rate less than 9.75%. Interest on the Swing Line Loans shall be payable monthly in arrears on the first day of each month.".


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                  Section 2.13. Amendments to Section 2.21 (Release of Certain
Liens). Section 2.21(b) of the Credit Agreement is hereby amended by deleting said Section in its entirety and inserting in lieu thereof the following:

          "(b) So long as no Default exists, the Agent shall release the liens on properties or assets sold or disposed of in connection with Section 9.8.".

                  Section 2.14. Amendment to Section 4.1 (Mandatory Repayments and Prepayments). (a) Section 4.1(c)(ii) of the Credit Agreement is hereby amended by deleting said Section and inserting in lieu thereof the following:

         "(ii) At any time on and after the Closing Date, if American Ski or any of its Restricted Subsidiaries receives Cash Proceeds from any sale or disposition of assets or receives Cash Insurance Proceeds, an amount equal to 100% of the Net Cash Proceeds therefrom shall be applied as a mandatory repayment of principal of outstanding Term Loans and a mandatory prepayment of Revolving Credit Advances and associated reduction of the Maximum Revolving Credit Amount in accordance with clause (v) below; provided, however, that, if no Default then exists, the Borrowers shall, in any fiscal year of the Borrowers, be permitted to apply Available Proceeds to Permitted Capital Expenditures by American Ski and its Restricted Subsidiaries in compliance with this Agreement within 365 days following the date of such sale or disposition or receipt of such Cash Insurance Proceeds; and provided, further, that if all or any of such Net Cash Proceeds not so applied to the repayment of Term Loans and Revolving Credit Advances are not so used within such 365 day period, such remaining portion shall be applied on the last day of such period as a mandatory repayment of principal of outstanding Term Loans and a mandatory prepayment of Revolving Credit Advances and associated reduction of the Maximum Revolving Credit Amount in accordance with clause (v) below. "Available Proceeds" means, during any fiscal year of the Borrowers, 100% of all Net Cash Proceeds from Permitted Dispositions up to $500,000, 75% of all Net Cash Proceeds from Permitted Dispositions between $500,001 and $1,000,000, 50% of all Net Cash Proceeds from Permitted Dispositions between $1,000,001 and $2,000,000, and 25% of all Net Cash Proceeds from Permitted Dispositions in excess of $2,000,000.".

                  (b) Section 4.1(c)(iii) of the Credit Agreement is hereby amended by (i) deleting the phrase ", excluding proceeds received from the sale or issuance of equity interests which are used to effect Permitted Acquisitions on the date of sale or issuance of such equity interests and the Series B Gross Proceeds," and (ii) deleting the proviso at the end thereof.

                  (c) Section 4.1(c)(iv) of the Credit Agreement is hereby amended by deleting the proviso at the end thereof and inserting in lieu thereof the phrase "provided, however, that the requirements of this clause (iv) shall not apply to the proceeds received by American Ski or any of its Restricted Subsidiaries from Capital Lease Obligations or other Indebtedness permitted to be issued pursuant to Section 9.1(f)(ii) hereof in an aggregate amount up to $500,000 in any fiscal year of the Borrowers".

                  (d) Section 4.1(c)(v) of the Credit Agreement is hereby amended by deleting the phrase "be made ten days following notice from the Agent that such payment is required and specifying the payment date (the "Mandatory Prepayment Notice.")" and inserting in lieu thereof the phrase "be made within two Business Days of the receipt by American Ski or any of its Restricted Subsidiaries of any proceeds giving rise to a mandatory prepayment".

                  (e) Section 4.1 of the Credit Agreement is hereby amended by deleting Sections 4.1(d) and (e) and inserting in lieu thereof the following:


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         "(d) The Borrowers shall, on the Vail L/C Termination Date, prepay the
         Term Loans in an amount not less than $1,000,000 which prepayment shall be shall be applied in inverse order of maturity.".

                  Section 2.15. Amendments to Section 4.2 (Voluntary Prepayments). Section 4.2(b) of the Credit Agreement is hereby amended by deleting said Section and inserting in lieu thereof the following:

         "(b)      [Intentionally Omitted.]".

                  Section 2.16. Amendments to Section 4.3 (Payment and Interest Cutoff). Section 4.3 of the Credit Agreement is hereby amended by (i) deleting the phrase "(a) in the case of prepayment of Base Rate Loans," and (ii) deleting the phrase "and (b) in the case of prepayment of LIBOR Rate Loans on any day other than the last day of the Interest Period applicable thereto, not later than 12:00 noon (Boston time), three (3) Business Days, prior to the proposed date of payment, and, in each case," and inserting in lieu thereof the word "and".

                  Section 2.17. Amendments to Section 4.6 (Payments Not at End of Interest Period). Section 4.6 of the Credit Agreement is hereby amended by deleting said Section and inserting in lieu thereof the following:

         "Section 4.6.      [Intentionally Omitted.]".

                  Section 2.18. Amendment to Section 7.1 (Ratio of Consolidated Total Debt to Consolidated EBITDA). Section 7.1 of the Credit Agreement is hereby amended by deleting the chart in said section and inserting in lieu thereof the following:

         "Fiscal Quarter            Ratio

          2002 Quarter 4            8.50:1.00
          2003 Quarter 1            8.25:1.00
          2003 Quarter 2            7.25:1.00
          2003 Quarter 3            5.75:1.00
          2003 Quarter 4            5.75:1.00
          2004 Quarter 1            5.75:1.00
          2004 Quarter 2            5.75:1.00
          2004 Quarter 3
          and Thereafter            5.50:1.00".

                  Section 2.19. Amendment to Section 7.2 (Ratio of Consolidated Adjusted Cash Flow to Consolidated Debt Service). Section 7.2 of the Credit Agreement is hereby amended by deleting the chart in said section and inserting in lieu thereof the following:

         "Fiscal Quarter            Ratio

          2002 Quarter 4            0.40:1.00
          2003 Quarter 1            0.40:1.00
          2003 Quarter 2            0.50:1.00
          2003 Quarter 3
          and Thereafter            1.00:1.00".


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                  Section 2.20. Amendment to Section 7.3 (Ratio of Consolidated
EBITDA to Consolidated Interest Expense). Section 7.3 of the Credit Agreement is hereby amended by deleting the chart in said section and inserting in lieu thereof the following:

         "Fiscal Quarter            Ratio

          2002 Quarter 4            0.80:1.00
          2003 Quarter 1            0.80:1.00
          2003 Quarter 2            1.00:1.00
          2003 Quarter 3
          and Thereafter            1.50:1.00".

                  Section 2.21. Amendment to Section 7.4 (Minimum Consolidated Net Worth). Section 7.4 of the Credit Agreement hereby amended by deleting said Section and inserting in lieu thereof the following:

         "Section 7.4       [Intentionally Omitted.]".

                  Section 2.22. Amendment to Section 7.5 (Minimum Consolidated EBITDA). Section 7.5 of the Credit Agreement hereby amended by deleting said Section and inserting in lieu thereof the following:

         "Section 7.5       [Intentionally Omitted.]".

                  Section 2.23. Amendment to Section 7.6 (Consolidated Senior Debt to Consolidated EBITDA). Section 7.6 of the Credit Agreement is hereby amended by deleting the chart in said section and inserting in lieu thereof the following:

         "Fiscal Quarter            Ratio

          2002 Quarter 4            2.75:1.00
          2003 Quarter 1            2.75:1.00
          2003 Quarter 2            2.50:1.00
          2003 Quarter 3            1.75:1.00
          2003 Quarter 4            1.75:1.00
          2004 Quarter 1
          and Thereafter            1.75:1.00".

                  Section 2.24. Amendment to Section 9.1 (Restrictions on Indebtedness). (a) Section 9.1(f) of the Credit Agreement is hereby amended by deleting said Section in its entirety and inserting in lieu thereof the following:

                  "(f) (i) Real Estate Guaranties; provided that the sum of Real Estate Guaranties shall not exceed $5,000,000 at any time;

                  (ii) (A) Capitalized Lease Obligations and Indebtedness to purchase tangible assets (which Indebtedness may be secured by the assets so purchased) in an aggregate amount not to exceed $3,000,000 at any time;

                  (iii) other unsecured Indebtedness in an amount not to exceed $15,000,000 at any time;


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                  (iv) the Junior  Subordinated  Notes issued by American Ski in
August 2001.".

                  (b) Section 9.1(g) of the Credit Agreement is hereby amended by deleting said Section in its entirety and inserting in lieu thereof the following:

                  "(g) [Intentionally Omitted].".

                  Section  2.25.  Amendment  to Section 9.3  (Investments).  (a)
Section 9.3(c) of the Credit Agreement is hereby amended by deleting the phrase "or other assets as a result of Permitted Acquisitions" in said Section.

                  (b) Section 9.3(h) of the Credit Agreement is hereby amended by deleting said Section and inserting in lieu thereof the following:

                  "(h) [Intentionally Omitted.]".

                  (c) Section 9.3(j) of the Credit Agreement is hereby amended by deleting the text of clause (iii) of said Section and inserting in lieu thereof the following:

         "[Intentionally Omitted]".

                  (d) Section 9.3(l) of the Credit Agreement is hereby amended by deleting said Section and inserting in lieu thereof the following:

                  " (l) Other Investments in an aggregate amount not to exceed $2,000,000 at any time.".

                  Section 2.26. Amendment to Section 9.4 (Mergers, Acquisitions, Etc.). Section 9.4 of the Credit Agreement is hereby amended by (i) deleting the comma at the end of clause (a) and inserting in lieu thereof the word "and" and
(ii) deleting the phrase "and (c) Permitted Acquisitions".

                  Section 2.27. Amendment to Section 9.6 (Distributions).
Section 9.6 of the Credit Agreement is hereby amended by deleting the text of clause (a) of said Section and inserting in lieu thereof the phrase "[Intentionally Omitted]".

                  Section 2.28. Amendment to Section 9.7 (Capital Expenditures).
Section 9.7 of the Credit Agreement is hereby amended by deleting Sections 9.7(b) and (c) and inserting in lieu thereof the following:

         "(b) For fiscal year 2002, American Ski and its Restricted Subsidiaries may make Capital Expenditures of not more than $13,800,000. For each fiscal year beginning fiscal year 2003, American Ski and its Restricted Subsidiaries may make Capital Expenditures in each fiscal year of not more than $9,500,000".

                  Section 2.29. Amendment to Section 9.8 (Disposition of Assets). Section 9.8 of the Credit Agreement is hereby amended by deleting said section and inserting in lieu thereof the following:

         "Section 9.8 Disposition of Assets. Sell, lease or otherwise dispose of any assets except for Permitted Dispositions; provided, that, in advance of any Permitted Disposition, American Ski shall provide the Agent and the Lenders a certificate pursuant to which it represents that such Permitted Disposition is for fair market value.


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         Notwithstanding anything to the contrary set forth herein, individual sales or dispositions or a series of sales or dispositions (other than Permitted Dispositions) for consideration of up to $1,000,000 shall be permitted with the consent of the Agent.".

                  Section 2.30. Amendments to Section 10.1 (Events of Default).
Section 10.1(l) of the Credit Agreement is hereby amended by deleting the phrase ", except as a result of a Permitted Disposition".

                  Section  2.32.  Amendments  to Schedule 2 (Pricing  Schedule).
Schedule 2 to the Credit Agreement is hereby amended by deleting said Schedule in its entirety.

                                   ARTICLE III
                                   AGREEMENTS

                  Section 3.1. Agreements. (a) Deferred Interest Spread. The Deferred Interest Spread (as defined in the Second Amendment) shall cease to accrue on the Closing Date.

                  (b) Reporting. The Borrowers hereby agree to provide, as promptly as possible but no later than Thursday of each week during the period beginning December 1 and ending April 15 of each year, an income statement which shall detail revenues and expenses for the prior week, in form and substance satisfactory to the Agent.

                  Section 3.2. Agreements Deemed Agreements under the Credit Agreement. For purposes of the Credit Agreement, the agreements of the Borrowers contained in this Article III shall be deemed to be, and shall be, agreements under the Credit Agreement. Any breach on the part of the Borrowers of any agreement contained in this Article III shall constitute an Event of Default.

                  Section 3.3. Covenants under Second Amendment. The covenants of the Borrowers set forth in Sections 3.1(c)-(i), inclusive, of the Second Amendment, shall cease to apply from and after the Closing Date.

                                   ARTICLE IV
                                  CLOSING DATE

                  Section 4.1 Closing Date. This Amendment shall become effective as of the date hereof upon (i) receipt by the Agent of (a) counterparts of this Amendment, duly executed and delivered by the Borrowers, the Agent and the Lenders, (b) payment in full in cash of the Deferred Interest Spread accrued and unpaid through the Closing Date, and (c) payment in full in cash of the invoiced and unpaid fees and expenses of the Agent's professionals as of the date hereof and (ii) consummation of the Heavenly Transaction and prepayment of the (a) Term Loan in an amount not less than $28,043,772 which shall be applied in the inverse order of maturity and shall reduce the principal amount outstanding under the Term Loan to not greater than $33,427,293, (b) the Additional Revolving Credit Advances in a principal amount equal to $5,200,000,
(c) the Participated Advances in a principal amount equal to $7,200,000 and (d) the Existing Revolving Credit Advances in an amount not less than $30,757,959, in each case, with the proceeds thereof.


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                                    ARTICLE V
                                 INTERPRETATION

                  Section 5.1. Continuing Effect of the Credit Agreement. The Borrowers, the Agent and each Lender hereby acknowledges and agrees that the Credit Agreement shall continue to be and shall remain unchanged and in full force and effect in accordance with its terms, except as expressly modified hereby.

                  Section 5.2. No Waiver. Nothing contained in this Amendment shall be construed or interpreted or is intended as a waiver of any Default or Event of Default or of any rights, powers, privileges or remedies that the Agent or the Lenders have or may have under the Credit Agreement, any other related document or applicable law on account of such Default or Event of Default.


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                                   ARTICLE VI
                                  MISCELLANEOUS

                  Section 6.1. Representations and Warranties. The Borrowers hereby represent and warrant as of the date hereof that, after giving effect to this Amendment, (a) no Default or Event of Default has occurred and is continuing, and (b) all representations and warranties of the Borrowers contained in the Credit Agreement are true and correct in all material respects with the same effect as if made on and as of such date.

                  Section 6.2. Payment of Fees and Expenses. (a) The Borrowers hereby agree to pay or reimburse the Agent on demand for all its reasonable out-of-pocket costs and expenses incurred in connection with the preparation and execution of this Amendment, including, without limitation, the reasonable fees and disbursements of counsel to the Agent. In furtherance of the provisions of this Section 6.2 and Section 14.5 of the Credit Agreement, the Borrowers hereby agree that the Agent shall be entitled, upon one Business Day's written notice to the Borrowers, to debit any operating account of any Borrower to collect costs and expenses to which the Agent is entitled pursuant to this Section 6.2 and Section 14.5 of the Credit Agreement. Any such written notice shall identify the operating account to be debited.

                  (b) The Borrowers shall pay to the Agent, for the account of each Lender on a pro rata basis, a $750,000 amendment fee (the "Amendment Fee") payable (and subject to being waived) on February 1, 2003; provided, however, that if no Defaults or Events of Default shall exist on January 31, 2003, then the Amendment Fee shall be waived in its entirety. The aggregate amount of the Amendment Fee shall be deemed to be earned on the Closing Date.

                  Section 6.3. Counterparts. This Amendment may be executed by the parties hereto in any number of separate counterparts, and all of said counterparts taken together shall be deemed to constitute one and the same instrument.

                  Section 6.4. GOVERNING LAW. THIS AMENDMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES UNDER THIS AMENDMENT SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAW OF THE COMMONWEALTH OF MASSACHUSETTS.

                  Section 6.5. Reservation of Rights. Notwithstanding anything contained in this Amendment, the Borrowers acknowledge that the Agent and the Lenders do not waive, and expressly reserve, the right to exercise, at any time, any and all of their rights and remedies under the Credit Agreement, any other related document and applicable law on account of any Default or Event of Default.

                  Section 6.6. Confirmation of Indebtedness. The Borrowers hereby confirm and acknowledge that, as of the Closing Date, (i) the Borrowers are truly and justly indebted to the Lenders, without defense, counterclaim or offset of any kind and (ii) the Borrowers are liable to the Lenders in respect of Loans in the aggregate principal amount of $102,464,185.03 plus outstanding Letters of Credit in an aggregate amount equal to $439,669.00.

                  Section 6.7. Waiver. The Borrowers hereby release, waive, and forever relinquish all claims, demands, obligations, liabilities and causes of action of whatever kind or nature, whether known or unknown, which any of them have, may have, or might assert at the time of execution of this Amendment or in the future against the Agent, the Lenders and/or their respective parents, affiliates, participants, officers, directors, employees, agents, attorneys, accountants, consultants, successors and assigns (collectively, the "Lender Group"), directly or indirectly, which occurred, existed, was taken, permitted or begun prior to the execution of this Amendment, arising out of, based upon, or in any manner connected with (i) any transaction, event, circumstance, action, failure to act or occurrence of any sort or type, whether known or unknown, with respect to the Credit Agreement, any other Lender Agreement and/or the administration thereof or the obligations created thereby; (ii) any discussions, commitments, negotiations, conversations or communications with respect to the refinancing, restructuring or collection of any obligations related to the Credit Agreement, any other Lender Agreement and/or the administration thereof or the obligations created thereby, or (iii) any matter related to the foregoing; provided, however, that the provisions of this Section
6.7 shall not apply to any such matters of which the Borrowers are presently unaware and which constitute or result from the gross negligence and/or willful misconduct of any member of the Lender Group.

                  IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed and delivered by their proper and duly authorized officers as of the date first above written.

                                      AMERICAN SKIING COMPANY

                                      By: /s/ Mark J. Miller
                                         ---------------------------------------
                                         Title:  CFO


                                      SUNDAY RIVER SKIWAY CORPORATION

                                      By: /s/ Mark J. Miller
                                         ---------------------------------------
                                         Title:  CFO


                                      SUNDAY RIVER LTD.

                                      By: /s/ Mark J. Miller
                                         ---------------------------------------
                                         Title:  CFO


                                      PERFECT TURN, INC.

                                      By: /s/ Mark J. Miller
                                         ---------------------------------------
                                         Title:  CFO


                                      SUNDAY RIVER TRANSPORTATION INC.

                                      By: /s/ Mark J. Miller
                                         ---------------------------------------
                                         Title:  CFO


                                      L.B.O. HOLDING, INC.

                                      By: /s/ Mark J. Miller
                                         ---------------------------------------
                                         Title:  CFO


                                      SRH, INC.

                                      By: /s/ Mark J. Miller
                                         ---------------------------------------
                                         Title:  CFO


                                      S-K-I, LTD.

                                      By: /s/ Mark J. Miller
                                         ---------------------------------------
                                         Title:  CFO


                                      KILLINGTON, LTD.

                                      By: /s/ Mark J. Miller
                                         ---------------------------------------
                                         Title:  CFO


                                      MOUNT SNOW LTD.

                                      By: /s/ Mark J. Miller
                                         ---------------------------------------
                                         Title:  CFO


                                      PICO SKI AREA MANAGEMENT COMPANY

                                      By: /s/ Mark J. Miller
                                         ---------------------------------------
                                         Title:  CFO


                                      KILLINGTON RESTAURANTS, INC.

                                      By: /s/ Mark J. Miller
                                         ---------------------------------------
                                         Title:  CFO


                                      DOVER RESTAURANTS, INC.

                                      By: /s/ Mark J. Miller
                                         ---------------------------------------
                                         Title:  CFO


                                      SUGARLOAF MOUNTAIN CORPORATION

                                      By: /s/ Mark J. Miller
                                         ---------------------------------------
                                         Title:  CFO


                                      MOUNTAINSIDE

                                      By: /s/ Mark J. Miller
                                         ---------------------------------------
                                         Title:  CFO


                                      ASC UTAH

                                      By: /s/ Mark J. Miller
                                         ---------------------------------------
                                         Title:  CFO


                                      STEAMBOAT SKI & RESORT CORPORATION

                                      By: /s/ Mark J. Miller
                                         ---------------------------------------
                                         Title:  CFO


                                      HEAVENLY  SKI & RESORT CORPORATION

                                      By: /s/ Mark J. Miller
                                         ---------------------------------------
                                         Title:  CFO


                                      HEAVENLY CORPORATION

                                      By: /s/ Mark J. Miller
                                         ---------------------------------------
                                         Title:  CFO


                                      HEAVENLY VALLEY, LIMITED  PARTNERSHIP

                                      By:  Heavenly Corporation, its general
                                           partner

                                      By: /s/ Mark J. Miller
                                         ---------------------------------------
                                         Title:  CFO

                                   FLEET NATIONAL BANK (successor in interest to BankBoston, N.A.), as Agent

                                      By: /s/ Daniel D. Butler
                                         ---------------------------------------
                                         Title:  Vice President


                                   FLEET NATIONAL BANK (successor in interest to
                                    BankBoston, N.A.), as a Lender

                                      By: /s/ Daniel D. Butler
                                         ---------------------------------------
                                         Title:  Vice President


                                   WELLS FARGO BANK, NATIONAL ASSOCIATION, as a
                                       Lender

                                      By: /s/ illegible
                                         ---------------------------------------
                                         Title:  AVP


                                   WELLS FARGO BANK, NATIONAL ASSOCIATION,
                                    successor by merger to First Security Bank, N.A., as a Lender

                                      By: /s/ illegible
                                         ---------------------------------------
                                         Title:  AVP


                                   U.S. BANK NATIONAL ASSOCIATION,
                                    as a Lender

                                      By: /s/ illegible
                                         ---------------------------------------
                                         Title:  Vice President

                                   THE HOWARD BANK, N.A., as a Lender

                                      By: /s/ illegible
                                         ---------------------------------------
                                         Title:  Vice President


                                   BLACK DIAMOND CLO 1998-1 LTD., as a Lender

                                      By: /s/ illegible
                                         ---------------------------------------
                                         Title:  Director


                                   BLACK DIAMOND CLO 2000-1 LTD., as a Lender

                                      By: /s/ illegible
                                         ---------------------------------------
                                         Title:  Director


                                   BLACK DIAMOND INTERNATIONAL FUNDING, LTD.,
                                        as a Lender

                                      By: /s/ illegible
                                         ---------------------------------------
                                         Title:  Director

                                    MERRILL LYNCH PRIME RATE PORTFOLIO,
                                     as a Lender

                                    By:  Merrill Lynch Asset Management,
                                         L.P., as Investment Advisor

                                      By: /s/  Andrew C. Liggio
                                         ---------------------------------------
                                         Title:  Authorized Signatory


                                     DEBT STRATEGIES FUND, INC., as a Lender

                                      By: /s/  Andrew C. Liggio
                                         ---------------------------------------
                                         Title:  Authorized Signatory


                                     CAPTIVA II FINANCE LTD., as a Lender

                                      By: /s/ illegible
                                         ---------------------------------------
                                         Title:


                                     KZH-PAMCO LLC, as a Lender

                                      By: /s/ Anthony Iarrobino
                                         ---------------------------------------
                                         Title:  Authorized Agent


                                     KZH HIGHLAND-2 LLC, as a Lender

                                      By: /s/ Anthony Iarrobino
                                         ---------------------------------------
                                         Title:  Authorized Agent

                                     VAN KAMPEN PRIME RATE INCOME TRUST, as a
                                        Lender

                                     By:  Van Kampen Investment Advisory Corp.

                                      By: /s/ Darvin D. Pierce
                                         ---------------------------------------
                                         Title:  Executive Director


                                     GLENEAGLES TRADING LLC, as a Lender

                                      By: /s/ Ann E. Morris
                                         ---------------------------------------
                                         Title:  Asst. Vice President


                                     SRV-HIGHLAND, INC., as a Lender

                                      By: /s/ Ann E. Morris
                                         ---------------------------------------
                                         Title:  Asst. Vice President


                                     LONG LANE MASTER TRUST, as a Lender

                                      By: /s/ illegible
                                         ---------------------------------------
                                         Title: